                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT


        This EMPLOYMENT AGREEMENT is entered into between medibuy.com, a Delaware Corporation with a principal place of business at 7777 Alvarado Road, Suite 401, La Mesa, California, 91941 ("COMPANY") and Norman R. Farquhar of 9 Marbella, Dana Point, California 92629 ("EXECUTIVE").

        1. Employment.

        COMPANY hereby employs EXECUTIVE, and EXECUTIVE hereby agrees to accept employment from COMPANY, as Executive Vice President and Chief Financial Officer of COMPANY. EXECUTIVE agrees during the term of his employment under this Agreement to perform the duties and responsibilities customarily required of such position, and to be subject to COMPANY's bylaws and Delaware corporation law. EXECUTIVE agrees to perform such services consistent with his position as shall be reasonably determined from time to time by the Board of Directors. EXECUTIVE further agrees to use his best efforts to promote the interests of COMPANY and to devote his full business time and energies to the business and affairs of COMPANY, unless otherwise authorized by the Chief Executive Officer of COMPANY. EXECUTIVE may, however, engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties to COMPANY hereunder.

        2. Term of Employment.

        The employment under this Agreement shall commence on October 25, 1999 and shall end on October 25, 2000, provided that the term of the Agreement shall be extended automatically for successive periods of one year unless otherwise terminated under Paragraph 5 of this Agreement.



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        3. Compensation.

           (a) Base Salary. As compensation for services provided to COMPANY, EXECUTIVE shall receive a salary at the annual rate of $225,000, less such payroll and withholding taxes as required by law to be deducted and such other amounts as EXECUTIVE shall authorize in writing. The salary shall be payable in semi-monthly installments. Such salary may be increased, but not decreased, from time to time as decided in the discretion of the Board of Directors of COMPANY.

           (b) Bonus. As additional compensation for services rendered by EXECUTIVE, EXECUTIVE shall be entitled to participate in any incentive bonus program that COMPANY's Board of Directors may establish for its executive employees. Such bonus program shall provide a maximum bonus of fifty percent (50%) of the salary paid during the year in which the bonus is earned, based upon factors established by the Board of Directors or COMPANY's Chief Executive Officer.

           (c) Equity Compensation. As further compensation for the services rendered by EXECUTIVE, upon his commencement of employment with COMPANY pursuant to this Agreement and approval by COMPANY's Board of Directors, EXECUTIVE will be granted an incentive stock option to purchase 300,000 shares of Common Stock of COMPANY at an exercise price not to exceed $3.60 per share. Such options shall be issued pursuant to, and their exercise and the issuance of shares upon exercise shall be subject to, the conditions of the COMPANY's 1999 Omnibus Equity Plan (the "Plan").

               (i) Vesting of Options. EXECUTIVE'S incentive stock options shall vest according to the following schedule:



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               Upon EXECUTIVE's completion of 6 full months of employment pursuant to this Agreement, 13% of the option shares, or 39,000 shall vest and be subject to exercise immediately, and upon EXECUTIVE's completion of one full year of employment pursuant to this Agreement, an additional 12% of the option shares, or 36,000, shall vest and be subject to exercise immediately, provided, however, that in the event EXECUTIVE resigns his employment with Company prior to the completion of one full year of employment under this Agreement, any shares of COMPANY'S Common Stock that EXECUTIVE has acquired by virtue of the exercise of such options shall be subject to COMPANY's right to repurchase at the price EXECUTIVE paid for them, and any options that have vested but which EXECUTIVE has not yet exercised shall become null and void.

               The remaining 225,000 option shares shall vest and be subject to exercise at the rate of 6,250 shares for each full month that EXECUTIVE'S employment continues under this Agreement after the first anniversary hereunder, up to a maximum of 225,000 shares.

               (ii) In the event that within two years following the effective date of a Change in control" (as defined below) EXECUTIVE's employment is terminated without cause, or EXECUTIVE's duties as Executive Vice President and Chief Financial Officer are significantly changed, the balance of the options for 300,000 shares granted to EXECUTIVE under this Agreement that have not vested as of the date of such termination or significant change in duties shall vest immediately. "Change in control" shall mean either (i) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately



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                    preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) after the Listing Date, an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, as hereafter amended or succeeded, excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or its successor representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or (v) after the Listing Date, if individuals who, as of the date of the adoption of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board, provided that, if the election, or nomination for, election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, notwithstanding the foregoing, in the case of (ii) and (iii) above, such transactions shall only be deemed a "change in control" if the stockholders of the Company or its successor immediately prior to such merger, consolidation or reverse merger: (A) hold less then 50% of the outstanding securities of the



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                    surviving company following the merger or consolidation, or
                    (B) in the event that the securities of an affiliated entity are issued to the stockholders of the Company in the transaction, hold less then 50% of the outstanding securities of such entity corporation.

                    For purposes of this section "Listing Date" shall mean the first date upon which any security of the COMPANY is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

           (d) Additional Compensation. In addition to the other forms of compensation to be paid to EXECUTIVE under this Agreement, COMPANY shall pay to EXECUTIVE a signing bonus in the sum of $150,000 (gross amount).

               4. Participation in Benefit Plans, Reimbursement of Business Expenses and Moving Expenses.

           (a) Benefit Plans. During the term of this Agreement, EXECUTIVE shall be provided with medical insurance, vacation benefits, sick leave benefits, and holidays which



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are not less than, and on terms no less favorable than, COMPANY provides to its other executive employees.

           (b) Reimbursement of Business Expenses. During the term of this Agreement, COMPANY shall reimburse EXECUTIVE promptly for all expenditures, including travel, entertainment, parking and business meetings (including the dues and business related expenses of memberships at appropriate business clubs, provided such memberships are approved in writing by the Chief Executive Officer of COMPANY), provided such expenses are incurred and submitted for reimbursement in accordance with the policies then in effect, as established from time to time by the Board of Directors.

        5. Termination of Employment.

           (a) Automatic Termination. This Agreement will automatically terminate in the event of EXECUTIVE's death, or EXECUTIVE's disability which has prevented EXECUTIVE from performing substantially all of his duties and responsibilities for a continuous period of ninety (90) days. COMPANY shall have no further obligations to EXECUTIVE or her estate upon such automatic termination, except to honor the exercise of any stock options that have vested prior to the date of such termination, subject to the applicable conditions of the Plan.

           (b) Termination Not for Cause. In the event that COMPANY terminates this Agreement without cause, COMPANY shall, subject to the conditions set forth in Section 6(b), below, continue to pay EXECUTIVE his salary at the level in effect at the time of



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termination for a period of twelve (12) months, plus any accrued, but unused vacation, and less any applicable payroll and withholding taxes or other legally required deductions, provided EXECUTIVE first executes the Waiver and Release, attached to this Agreement as Appendix B. The salary continuation for EXECUTIVE shall be paid in the same manner and at the same intervals as if EXECUTIVE continued his employment during that one year period. COMPANY reserves the right to pay the one-year salary continuation amount in a lump sum, discounted to present value using a discount factor or 6%. No other compensation or benefits shall be due to EXECUTIVE.

           (c) Termination for Cause. Notwithstanding the provisions of sub-paragraph 5(b), COMPANY may terminate EXECUTIVE's employment for cause. For purposes of this Agreement, COMPANY shall have "cause" to terminate EXECUTIVE's employment in the event of the following: (i) conviction of EXECUTIVE for any crime, or entry of a plea of nolo contendere for any crime involving moral turpitude or dishonesty;

(ii) EXECUTIVE's participation in a fraud or act of dishonesty against COMPANY;

(iii) EXECUTIVE's willful misfeasance or nonfeasance of duty that materially injures the reputation, business or business relationships of COMPANY or any of its officers, directors or affiliates, or

(iv) a material breach by EXECUTIVE of any term of this Agreement or the Proprietary Information and Inventions Agreement that EXECUTIVE has entered into with the Company, or any of the Company's written policies and procedures.



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In the event EXECUTIVE's employment is terminated for cause, he will not be entitled to receive any severance pay or any other severance compensation.

           (e) Resignation. EXECUTIVE retains the right to resign or otherwise voluntarily terminate his employment with COMPANY upon ninety (90) days' written notice to the Chief Executive Officer. In the event EXECUTIVE resigns or otherwise voluntarily terminates his employment with COMPANY, EXECUTIVE shall not be entitled to any compensation, including benefits, beyond the effective date of his resignation.

           (f) Stock Options. Subject to the Change in Control provisions of
Section 3(c)(ii), above, only the shares subject to the stock options granted to EXECUTIVE above that have vested up to the date of the termination of or his resignation from his employment under this Agreement may be exercised by EXECUTIVE, such exercise to be subject to the conditions set forth in the Plan. Any stock options that are unvested as of the date of EXECUTIVES's termination, for whatever reason, shall be null and void.

        6. Noncompetition, Confidentiality and Conflicts of Interest.

           (a) EXECUTIVE agrees and understands that, due to the nature of his position with COMPANY, he will gain possession of confidential information about COMPANY and the way it conducts its business. In conjunction with the execution of, and as part of the consideration given for, this Agreement, EXECUTIVE will execute the Proprietary Information and Inventions Agreement that is attached to this Agreement as Appendix C. EXECUTIVE's duties and obligations under Appendix C shall survive termination of his employment with COMPANY. EXECUTIVE acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of



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Appendix C would be inadequate to protect COMPANY against the consequences of such breach, and he therefore agrees that the COMPANY shall be entitled to injunctive relief in case of any such breach or threatened breach.

           (b) Restrictive Covenant. During any period that EXECUTIVE is receiving severance compensation from COMPANY following the termination date of EXECUTIVE's employment under this Agreement, EXECUTIVE shall not, without first obtaining the prior written approval of COMPANY, directly or indirectly engage in any activities in competition with COMPANY, or become an officer, director or employee of, or consultant to, a business engaged in competition with COMPANY's current business (specifically, any person or entity whose principal business is promoting and facilitating via the Internet transactions between third parties for the wholesale sale and distribution of goods, equipment and services in the healthcare field and such other business or businesses in which COMPANY comes to be actively engaged during the term of EXECUTIVE'S employment under this Agreement. In the event that EXECUTIVE undertakes any such activities without written permission from COMPANY, COMPANY'S obligation to pay EXECUTIVE severance compensation shall cease. For purposes of this Agreement, "healthcare field" means the provision of goods and/or services to any person, firm, corporation, business, partnership, limited liability company, association or other entity involved directly in the healthcare industry and/or to any person with respect to their medical or healthcare needs, including, without limitation, hospital, surgical centers, medical clinics, outpatient facilities, medical groups, managed care organizations, health maintenance organizations, medical or health related associations, nursing homes, extended care facilities, doctors, physicians, dentists, chiropractors, veterinarians and other healthcare providers, practitioners, suppliers, patients or any other person providing or receiving healthcare service of any nature whatsoever.



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           (c) Conflicts of Interest. EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to COMPANY, its business or prospects, financial or otherwise. However, EXECUTIVE may own, as a passive investor, securities of any publicly traded companies, provided his beneficial ownership of the stock of any one such corporation does not exceed 1% of such corporation's voting stock.

           (d) Non-interference. While employed by COMPANY, and for a period of one (1) year immediately following the termination of his employment, EXECUTIVE will not interfere with the business of COMPANY by:

               (i) soliciting, attempting to solicit, inducing or otherwise causing any employee of COMPANY to terminate his or his employment in order to become an employee, consultant or contractor to or for any competitor of COMPANY;

               (ii) directly or indirectly soliciting the business of any customer of COMPANY which at the time of termination or one year prior thereto was listed on COMPANY's customer list, which solicitation, if successful, would result in the loss of business or potential business for COMPANY.

        7. Notices.

        For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

        If to EXECUTIVE:    Norman R. Farquhar
                            9 Marbella
                            Dana Point, CA 92629



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        If to COMPANY:      medibuy.com
                            7777 Alvarado Road, Suite 401
                            LaMesa, California  91941

                            Attn: The Chief Executive Officer

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement or, in the case of EXECUTIVE, to the address listed for him in COMPANY's records, and in the case of COMPANY, to the address known by him to be where the office of the Chief Executive Officer of COMPANY is located.

        8. Modifications; Waivers; Applicable Law. No provision in this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by EXECUTIVE and by the Chief Executive Officer of COMPANY.

        9. Severability.

        If any provision of this Employment Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal, or court of competent jurisdiction, such determination shall be considered as a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

        10. Successor Rights and Assignment.

        This Agreement shall bind, inure to the benefit of and be enforceable by EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of COMPANY under this Agreement may be assigned by



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COMPANY, in which event it shall be binding upon, and inure to the benefit of, the person(s) or entity(ies) to whom it is assigned. EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of COMPANY.

        IN WITNESS WHEREOF, EXECUTIVE and COMPANY have signed this Agreement on the dates indicated below.



                                        EXECUTIVE:



Dated: 10/6/99                          /s/ Norman R. Farquhar
                                        ----------------------------------------
                                        Norman R. Farquhar



                                        MEDIBUY.COM, INC.



Dated: 10/6/99                          /s/ Dennis J. Murphy
                                        ----------------------------------------
                                        Dennis J. Murphy
                                        Chairman and Chief Executive Officer



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                       WAIVER AND RELEASE OF CLAIMS


        In exchange for payment to me of amounts pursuant to Section 5 (and for the other benefits provided therein) of my Employment Agreement (the "Agreement"), to which this form is attached, I hereby furnish medibuy.com, Inc. (the "Company") with the following release and waiver.

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that if I am over 40 I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

This release shall not extend to the Company's obligations which survive the termination of my employment agreement, such as severance pay due me, if any, and any other benefit plan or program, such as the Company's Stock Option Plan.

Date: 10-6-99                             By: /s/ N. Farquhar
                                             ----------------------------
                                             [Employee]


                                     1.
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                       AMENDMENT TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of January 28, 2000 by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and NORMAN R. FARQUHAR ("Executive").

        A. Executive is the EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of the Company pursuant to an employment agreement dated as of OCTOBER 25, 1999, as amended (the "Employment Agreement"); and

        B. Because of Executive's intimate knowledge of the business of the Company, the Company and Executive desire to amend the Employment Agreement to provide for a consulting agreement between the Company and Executive upon Executive's termination of employment.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      AMENDMENT OF EMPLOYMENT AGREEMENT.

        1.1 The parties agree to replace the provisions relating to severance payments with the Consulting Agreement and terms as contemplated in this Amendment.

        1.2 Section 5(b) of the Employment Agreement is hereby amended and replaced in its entirety by the following:

               "Termination Not for Cause. In the event that COMPANY terminates this Agreement without cause, then upon EXECUTIVE furnishing COMPANY with an executed Waiver and Release (in the form attached hereto as Appendix B), COMPANY and EXECTIVE shall then each execute and deliver a Consulting Agreement in the form attached hereto as EXHIBIT A. Notwithstanding the foregoing, if any party fails to deliver an executed copy of the Consulting Agreement, such agreement shall be deemed to be entered into by both parties and shall continue in full force and effect. The parties acknowledge that EXECUTIVE shall not be entitled to any payment or benefit under the Consulting Agreement unless EXECUTIVE shall first execute the Waiver and Release."

        1.3 The heading for Section 6 of the Employment Agreement is hereby modified and replaced in its entirety by the following:

               "Confidentiality, Conflicts of Interest and Non-Interference."

        1.4 Section 6(b) ("Restrictive Covenant") of the Employment Agreement is hereby deleted from the Employment Agreement and replaced with the following:
"[Deleted]"

        1.5 Except as expressly modified hereby, all of the terms of the Employment Agreement shall continue in full force and effect.



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2. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

3. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

4. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Executive. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

5. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

6. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      Norman R. Farquhar
                      9 Marbella
                      Dana Point, CA 92629

7. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

8. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

9. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.



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        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO
EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By: /s/ Dennis J. Murphy
                                            ------------------------------------
                                        Name: Dennis J. Murphy
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


                                        Executive:


                                        /s/ Norman R. Farquhar
                                        ----------------------------------------
                                        ----------------



                                       3.

                                    EXHIBIT A

                              CONSULTING AGREEMENT


        THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of ________________, 200__ by and between MEDIBUY.COM, INC., a Delaware corporation (the "Company") and NORMAN R. FARQUHAR ("Consultant").

        A. Consultant and the Company previously entered into an employment agreement dated as of _____________, as amended (the "Employment Agreement"); and

        B. Consultant and the Company desire to enter into a consultancy arrangement upon the terms set forth in this Agreement.

        NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

1.      CONSULTING.

        1.1 In consideration for the promises and covenants set forth herein, for the period (the "Engagement Period") beginning on the effective date of Consultant's termination of employment under the Employment Agreement (the "Consulting Date") and ending on the date one year after the Consulting Date, the Company and Consultant agree that Consultant shall perform the services and undertake the duties and responsibilities set forth in Schedule A attached hereto and incorporated herein (collectively, the "Services"). Consultant shall render the Services under the terms and conditions set forth in this Agreement.

        1.2 During the Engagement Period, Consultant will not be considered an agent or an employee of the Company; Consultant will not have authority to make any representation, contract, or commitment on behalf of the Company and Consultant agrees not to do so; and Consultant will not be entitled to any of the benefits which the Company may make available to its employees, such as group insurance, profit sharing, or retirement benefits.

        1.3 During the Engagement Period, Consultant will be solely responsible for all tax returns and payments to any federal, state, or local tax authority with respect to Consultant's performance of services and the receipt of fees or other compensation and benefits under this Agreement. The Company will report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. The Company will not: make withholdings or deductions from Consultant's payment checks; make contributions for Social Security, employment insurance or disability insurance; or obtain workers' compensation insurance on Consultant's behalf. During the Engagement Period, Consultant shall comply with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, Social Security, disability and other contributions based on compensation and benefits paid to Consultant under this Agreement. Consultant hereby indemnifies the Company against any and all such taxes or contributions, including penalties and interest.



                                       1.

        1.4 During the Engagement Period, subject to the terms and restrictions of this Agreement, Consultant may engage in employment, consulting or other work relationships in addition to Consultant's work for the Company. The Company agrees to make reasonable arrangements to enable Consultant to perform Consultant's consulting services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which Consultant may engage.

2. TERM. The term of this Agreement (the "Term") shall commence upon the Consulting Date. This Agreement shall remain in full force and effect until completion of the Engagement Period.

3. CONSULTING FEES. As payment for the Services, Consultant shall receive cash fees as set forth in Schedule B attached hereto and incorporated herein, which shall constitute complete payment for the Services.

4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

5. CONFIDENTIAL INFORMATION. In connection with the performance of Services under the Employment Agreement and this Agreement, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation techniques, designs, buying plans, drawings, leases, store designs, rollout plans, developments, equipment, prototypes, sales, supplier and customer information and relationships, and business and financial information relating to the business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the company which are or have been in Consultant's possession or control.

6.      PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

        6.1 Consultant agrees that, in order to protect the Confidential Information of the Company and in consideration of the fees received hereunder, during the Term of this Agreement, Consultant shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage in any activities in competition with the Company, or become an officer, director or employee of, or consultant to, or investor in, a business engaged in



                                       2.

competition with the Company's current business (specifically, any person or entity whose principal business is promoting and facilitating via the Internet transactions between third parties for the wholesale sale and distribution of goods, equipment and services in the healthcare field) and such other business or businesses in which the Company comes to be actively engaged during the term of Consultant's employment with the Company under the Employment Agreement. For purposes of this agreement, "healthcare field" means the provision of goods and/or services to any person, firm, corporation, business, partnership, limited liability company, association or other entity involved directly in the healthcare industry and/or to any person with respect to their medical or healthcare needs, including, without limitation, hospitals, surgical centers, medical clinics, outpatient facilities, medical groups, managed care organizations, health maintenance organizations, medical or health related associations, nursing homes, extended care facilities, doctors, physicians, dentists, chiropractors, veterinarians and other healthcare providers, practitioners, suppliers, patients or any other person providing or receiving healthcare service of any nature whatsoever.

        6.2 Ownership by Consultant, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

7. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

8. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

9. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

10. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's



                                       3.

execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

11. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

12. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

13. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

14. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

15. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

               If to the Company:

                      Chairman of the Board
                      medibuy.com, Inc.
                      10120 Pacific Heights Boulevard, Suite 100
                      San Diego, California  92121

               If to Executive:

                      --------------------
                      --------------------
                      --------------------

16. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

17. COUNTERPART. This Agreements may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.



                                       4.

18. ATTORNEY CONSULTATION. Each party has been informed of his/her/its right to consult with his/her/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO EMPLOYMENT AGREEMENT as of the date set forth in the first paragraph hereof.

                                        The Company:

                                        MEDIBUY.COM, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        Consultant:


                                        /s/ Norman R. Farquhar
                                        ----------------------------------------
                                        ----------------



                                       5.

                                   SCHEDULE A


                      SERVICES, DUTIES AND RESPONSIBILITIES

        During the Term, Consultant shall, upon request, consult with the Company by telephone, by mail and in person from time to time on a part-time basis during regular business hours. The consultation shall concern the management, operation, marketing, sales, purchasing, technology, financing and other aspects of the business of the Company, and may include Consultant's direct contacting of third parties at the reasonable request of the Company.



                                       1.

                                   SCHEDULE B


                           CONSULTING FEE AND BENEFITS

        The Company shall pay to Consultant for the Services an annual amount equal to the sum of:

               (i) an amount equal to the annual salary of Consultant in effect at the time of termination under the Employment Agreement (the "Consulting Fee") plus

               (ii) to the extent the payment of the amount described in (i) above is subject to state or federal taxation beyond that to which it would have been subject as severance pay under the Employment Agreement, the Company will pay an additional amount (the "Gross-Up Payment") such that after payment of all state and federal taxes on the Consulting Fee and the Gross-Up Payment, Consultant will retain an amount equal to the amount Consultant would have received as severance pay under the Employment Agreement.

The total amount described in (i) and (ii) above shall be paid monthly during the Term as provided herein.

        To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's group health insurance policies, Consultant will be eligible to continue Consultant's health insurance benefits. In the event Consultant elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse Consultant for the same portion of Consultant's COBRA health insurance premium that the Company previously paid for Consultant's coverage under the Employment Agreement. Consultant will be responsible for the same portion of the COBRA health insurance that Consultant previously paid for coverage under the Employment Agreement.

        The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the Services and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board of Directors from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

        Consultant will fully and completely cooperate with the Company with respect to all matters associated with the taxation or potential taxation of any payments and reimbursements hereunder. Consultant acknowledges that Consultant is responsible for consulting his or her own tax advisor with respect to any taxation matters.



                                       1.